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                             SHAREHOLDER AGREEMENT
                             ---------------------


          THIS SHAREHOLDER AGREEMENT, dated as of June 10, 1996, by and between UNITED STATES FILTER CORPORATION, a Delaware corporation ("USF"), and the shareholder listed on the signature page hereof (the "Shareholder");

                                 WITNESSETH:

          WHEREAS, the Shareholder, as of the date hereof, is the owner of the number of shares of Common Stock, par value $.01 per share (the "Common Stock"), of DAVIS WATER & WASTE INDUSTRIES, INC., a Georgia corporation (the "Company"), set forth below the name of the Shareholder on the signature page hereof (the "Shares");

          WHEREAS, in reliance upon the execution and delivery of this Agreement, USF and a wholly owned subsidiary of USF ("Sub") will enter into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), with the Company which provides, among other things, that upon the terms and subject to the conditions thereof, Sub will be merged with and into the Company, and the Company will become a wholly owned subsidiary of USF (the "Merger"); and

          WHEREAS, to induce USF to enter into the Merger Agreement and to incur the obligations set forth therein, the Shareholder is entering into this Agreement pursuant to which the Shareholder agrees to vote in favor of the Merger and certain other matters as set forth herein, and to make certain agreements with respect to the Shares upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

          1.  Voting of Shares; Proxy.  (a) The Shareholder agrees that until
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the earlier of the Effective Time (as defined in the Merger Agreement) and the date on which the Merger Agreement is terminated in accordance with Article VII thereof (the earliest thereof being hereinafter referred to as the "Expiration Date"), the Shareholder shall vote all Shares owned by the Shareholder at any meeting of the Company's shareholders (whether annual or special and whether or not an adjourned meeting), or, if applicable, take action by written consent
(i) for adoption and approval of the Merger Agreement and in favor of the Merger and any other transaction contemplated by the Merger Agreement as such Merger Agreement may be modified or amended from time to time and (ii) against any action, omission or agreement which would or could impede or interfere with, or have the effect of discouraging, the Merger, including, without limitation, any Acquisition Transaction (as defined in the Merger Agreement) other than the
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Merger.  Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. (b) At the request of USF, the Shareholder, in furtherance of the transactions contemplated hereby and by the Merger Agreement, and in order to secure the performance by the Shareholder of his duties under this Agreement, shall promptly execute, in accordance with the provisions of Section 722 of the Georgia Business Corporation Code, and deliver to USF, an irrevocable proxy, substantially in the form of Annex A hereto, and irrevocably appoint USF or its designees, with full power of substitution, his attorney and proxy to vote, or, if applicable, to give consent with respect to, all of the Shares owned by the Shareholder in respect of any of the matters set forth in, and in accordance with the provisions of, clauses (i) and (ii) above of Section 1(a). The Shareholder acknowledges that the proxy executed and delivered by him shall be coupled with an interest, shall constitute, among other things, an inducement for USF to enter into the Merger Agreement, shall be irrevocable and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the Shareholder. Notwithstanding any provision contained in such proxy, such proxy shall terminate upon the Expiration Date.

          2.    Covenants of the Shareholder.  The Shareholder covenants and
                ----------------------------
agrees for the benefit of USF that, until the Expiration Date, he will:

          (a) not sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, any of the Shares owned by him or any interest therein;

          (b) other than as expressly contemplated by this Agreement, not grant any powers of attorney or proxies or consents in respect of any of the Shares owned by him, deposit any of the Shares owned by him into a voting trust, enter into a voting agreement with respect to any of the Shares owned by him or otherwise restrict the ability of the holder of any of the Shares owned by him freely to exercise all voting rights with respect thereto;

          (c) not, and he shall direct and use his best efforts to cause his agents and representatives not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any Acquisition Proposal or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. The Shareholder shall immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform his agents and representatives of the obligations undertaken in this Section 2(c). The Shareholder shall notify USF immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, him;

          (d) not take any action whatsoever that, based on advice from USF's or the Company's independent auditors, would or could prevent the Merger from qualifying for "pooling of interests" accounting treatment; and

          (e) use his best efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, including, without limitation, to enter into an affiliate's letter agreement substantially in the form of Appendix B to the Merger Agreement.

          3.    Covenants of USF.  USF covenants and agrees for the benefit of
                ----------------
the Shareholder that (a) immediately upon execution of this Agreement, USF shall enter into the Merger Agreement, and (b) until the Expiration Date, it shall use all reasonable efforts to take, or cause to be taken, all action, and do, or cause to be done, all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement and the Merger Agreement, consistent with the terms and conditions of each such agreement; provided, however, that nothing in this Section 3 or any other provision of this
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Agreement is intended, nor shall it be construed, to limit or in any way restrict USF's right or ability to exercise any of its rights under the Merger Agreement.

          4.    Representations and Warranties of the Shareholder.  The
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Shareholder represents and warrants to USF that:  (a) the execution, delivery and performance by the Shareholder of this Agreement will not conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which the Shareholder is bound; (b) this Agreement has been duly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms; (c) the Shareholder is the sole owner of the Shares and the Shares represent all shares of Common Stock owned by the Shareholder at the date hereof, and the Shareholder does not have any right to acquire, nor is he the "beneficial owner" (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of, any other shares of any class of capital stock of the Company or any securities convertible into or exchangeable or exercisable for any shares of any class of capital stock of the Company (other than shares subject to options granted by the Company); (d) the Shareholder has full right, power and authority to execute and deliver this Agreement and to perform his obligations hereunder, subject only to any interest which the spouse

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of the Shareholder may have in the Shares owned by the Shareholder, such spouse having executed a Shareholder Agreement in his or her own right; and (e) the Shareholder owns the Shares free and clear of all liens, claims, pledges, charges, proxies, restrictions, encumbrances, voting trusts and voting agreements of any nature whatsoever other than as provided by this Agreement. The representations and warranties contained herein shall be made as of the date hereof and as of each day from the date hereof through and including the Effective Time (as defined in the Merger Agreement).

          5.    Adjustments; Additional Shares.  In the event (a) of any stock
                ------------------------------
dividend, stock split, merger (other than the Merger), recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of the Company on, of or affecting the Shares or (b) that the Shareholder shall become the beneficial owner of any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 1, then the terms of this Agreement shall apply to the shares of capital stock or other instruments or documents held by the Shareholder immediately following the effectiveness of the events described in clause (a) or the Shareholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Shares hereunder.

          6.    Legend.  Concurrently with the execution of this Agreement, the
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Shareholder is surrendering to the Company the certificates representing the
Shares, and is hereby requesting that the following legend be placed on the certificates representing such Shares and shall request that such legend remain thereon until the Expiration Date:

          "The shares of capital stock represented by this certificate are subject to a Shareholder Agreement, dated as of June 10, 1996,
          between                and United States Filter Corporation, which,
                  --------------
          among other things, restricts the sale or transfer of such shares except in accordance therewith and contains certain voting restrictions to which such shares are subject."

In the event that the Shareholder shall become the beneficial owner of any additional shares of Common Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in
Section 1, the Shareholder shall, upon acquiring such beneficial ownership, surrender to the Company the certificates representing such shares or securities and request that the foregoing legend be placed on such certificates and remain thereon until the Expiration Date. In the event that USF requests that an irrevocable proxy be executed and delivered by the Shareholder to it pursuant to
Section 1, the Shareholder shall promptly surrender to the Company the certificates representing the Shares covered by such proxy and cause the foregoing legend to be revised to replace at the end of such legend the words "and contains certain voting restrictions to which such shares are subject" with the following:

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

          ", and such shares are also subject to an irrevocable proxy provided under Section 722 of the Georgia Business Corporation Code"

The Shareholder shall provide USF with satisfactory evidence of his compliance with this Section 6 on or prior to the date five business days after the execution hereof or of the request relating to the Shareholder's proxy, as the case may be.

          7.     Director's Fiduciary Duties.  Notwithstanding anything to the
                 ---------------------------
contrary contained herein, no provision hereof shall affect in any way the performance of the Shareholder's duties, including fiduciary duties, as a director of the Company.

          8.    Specific Performance.  The Shareholder acknowledges that the
                --------------------
agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, USF would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by him of the provisions of this Agreement. Accordingly, the Shareholder and USF each agree that the obligations of the parties hereunder shall be specifically enforceable and neither party shall take any action to impede the other from seeking to enforce such right of specific performance.

          9.    Notices.  All notices, requests, claims, demands and other
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communications hereunder shall be effective upon receipt (or refusal of receipt), shall be in writing and shall be delivered in person, by telecopy or telefacsimile, by telegram, by next-day courier service, or by mail (registered or certified mail, postage prepaid, return receipt requested) to the Shareholder at the address listed on the signature page hereof, and to USF at 40-004 Cook Street, Palm Desert, California 92211, Attention: Damian C. Georgino, Vice President, General Counsel and Secretary, telecopy number (619) 341-9368, or to such other address or telecopy number as any party may have furnished to the other in writing in accordance herewith.

          10.    Binding Effect; Survival.  Upon execution and delivery of this
                 ------------------------
Agreement by USF, this Agreement shall become effective as to the Shareholder at the time the Shareholder executes and delivers this Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and assigns.

          11.    Governing Law.  This Agreement shall be governed by and
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construed in accordance with the laws of the State of Georgia applicable to agreements made and to be performed entirely within such State.

          12.    Counterparts.  This Agreement may be executed in two
                 ------------
counterparts, both of which shall be an original and both of which together shall constitute one and the same agreement.

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

          13.    Effect of Headings.  The section headings herein are for
                 ------------------
convenience of reference only and shall not affect the construction hereof.

          14.    Additional Agreements; Further Assurance.  Subject to the terms
                 ----------------------------------------
and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. The Shareholder will provide USF with all documents which may reasonably be requested by USF and will take reasonable steps to enable USF to obtain all rights and benefits provided it hereunder.

          15.    Amendment; Waiver.  No amendment or waiver of any provision of
                 -----------------
this Agreement or consent to departure therefrom shall be effective unless in writing and signed by USF and the Shareholder, in the case of an amendment, or by the party which is the beneficiary of any such provision, in the case of a waiver or a consent to depart therefrom.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto all as of the day and year first above written.

                              UNITED STATES FILTER CORPORATION


                              By:
                                    ------------------------
                                    Name:
                                    Title:
SHAREHOLDER

Name:
      ---------------

Address:

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Number of Shares:

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                                       6

                                                      ANNEX A

                                [Form of Proxy]


                               IRREVOCABLE PROXY
                               -----------------



          In order to secure the performance of the duties of the undersigned pursuant to the Shareholder Agreement, dated as of June 10, 1996 (the "Shareholder Agreement"), between the undersigned and United States Filter Corporation, a Delaware corporation, a copy of such agreement being attached hereto and incorporated by reference herein, the undersigned hereby irrevocably appoints Richard J. Heckmann, Damian C. Georgino and Kevin L. Spence, and each of them, the attorneys, agents and proxies, with full power of substitution in each of them, for the undersigned and in the name, place and stead of the undersigned, in respect of any of the matters set forth in clauses (i) and (ii) of Section 1(a) of the Shareholder Agreement, to vote or, if applicable, to give written consent, in accordance with the provisions of said Section 1(a) and otherwise act (consistent with the terms of the Shareholder Agreement) with respect to all shares of Common Stock, par value $.01 per share (the "Shares"), of Davis Water & Waste Industries, Inc., a Georgia corporation (the "Company"), whether now owned or hereafter acquired, which the undersigned is or may be entitled to vote at any meeting of the Company held after the date hereof, whether annual or special and whether or not an adjourned meeting, or, if applicable, to give written consent with respect thereto. This Proxy is coupled with an interest, shall be irrevocable and binding on any successor in interest of the undersigned and shall not be terminated by operation of law upon the occurrence of any event, including, without limitation, the death or incapacity of the undersigned. This Proxy shall operate to revoke any prior proxy as to the Shares heretofore granted by the undersigned. This Proxy shall terminate on July 10, 1997. This Proxy has been executed in accordance with Section 722 of the Georgia Business Corporation Code.



Dated:
                                               -------------------------